Exhibit 99.2
Press Contacts:

John Stewart	Joan Geoghegan
Progress Software Corporation	Schwartz Communications, Inc.
(781) 280-4101	(781) 684-0770
jstewart@progress.com	progress@schwartz-pr.com
PROGRESS SOFTWARE REPORTS FOURTH QUARTER RESULTS
RECORD REVENUE FOR THE QUARTER AND YEAR
BEDFORD, Mass., December 20, 2006—Progress Software Corporation (Nasdaq: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its fourth quarter ended November 30, 2006. Revenue for the quarter was a record $122 million, up 13 percent (10 percent at constant currency) from $108 million in the fourth quarter of fiscal 2005. Software license revenue increased 12 percent (10 percent at constant currency) to $49.4 million from $44.1 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income decreased 49 percent to $9.5 million from $18.6 million in the fourth quarter of fiscal 2005. Net income decreased 49 percent to $6.9 million from $13.6 million in the same quarter last year. Diluted earnings per share decreased 50 percent to 16 cents from 32 cents in the fourth quarter of fiscal 2005.
On a non-GAAP basis, operating income decreased 11 percent to $20.1 million from $22.5 million in the same quarter last year. Non-GAAP net income decreased 13 percent to $14.1 million from $16.2 million in the same quarter last year and non-GAAP diluted earnings per share decreased 16 percent to 32 cents per share from 38 cents in the fourth quarter of fiscal 2005.
The non-GAAP results in the fourth quarter of fiscal 2006 exclude after-tax charges of $4.0 million for stock-based compensation, $0.4 million for an accrual for payments to be made to current and former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans and reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2006 and $2.8 million for amortization of acquired intangibles. The non-GAAP results in the fourth quarter of fiscal 2005 exclude after-tax charges of $0.5 million for stock-based compensation, $1.7 million for amortization of acquired intangibles and $0.4 million for certain other acquisition-related expenses.
The GAAP and non-GAAP results for the fourth quarter of fiscal 2006 include an after-tax charge of $1.5 million, or 3 cents per share, for legal and accounting expenses associated with our stock option accounting investigation and restatement.
For the twelve months ended November 30, 2006, revenue increased 10 percent (11 percent at constant currency) to $447 million from $405 million in fiscal 2005. On a GAAP basis, operating income decreased 32 percent to $40.9 million from $60.0 million in fiscal 2005. Net income decreased 36 percent to $29.4 million from $46.3 million in fiscal 2005 and diluted earnings per share decreased 39 percent to 68 cents from $1.12 in fiscal 2005.
On a non-GAAP basis, operating income increased 4 percent to $81.4 million from $78.3 million last year. Non-GAAP net income increased 4 percent to $56.8 million from $54.8 million last year and non-GAAP diluted earnings per share decreased 1 percent to $1.31 from $1.32 in fiscal 2005.
The non-GAAP results in fiscal 2006 exclude after-tax charges of $15.9 million for stock-based compensation, $0.4 million for an accrual for payments to be made to current and former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans and reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2006, $9.8 million for amortization of acquired intangibles and $1.3 million for certain other acquisition-related expenses. The non-GAAP results in fiscal 2005 exclude after-tax charges of $1.9 million for stock-based compensation, $6.3 million for amortization of acquired intangibles, $2.3 million for certain other acquisition-related expenses and $1.9 million for compensation expense from repurchase of subsidiary stock and a tax benefit of $3.8 million.
The GAAP and non-GAAP results for fiscal 2006 include an after-tax charge of $2.2 million, or 5 cents per share, for legal and accounting expenses associated with our stock option accounting investigation and restatement.
The company’s cash and short-term investments at the end of the quarter totaled $241 million. The company did not purchase any shares in the open market in the fourth quarter of fiscal 2006. The company’s existing repurchase authorization, under which approximately 10 million shares remain available for repurchase, expires on September 30, 2007.
The above amounts reflect the restatement of the company’s previously issued consolidated financial statements, which were recently filed with the Securities and Exchange Commission.

“Overall, we achieved double-digit growth in software license revenue and total revenue for the fourth quarter and for the full fiscal year. Our Progress® OpenEdge® division and our DataDirect Technologies® division, which includes the DataDirect® Shadow® mainframe integration products acquired earlier this year, performed extremely well this quarter and for the entire fiscal year,” stated Joseph Alsop, co-founder and chief executive officer of Progress Software. “Our Enterprise Infrastructure product line was slightly down this quarter, but achieved double-digit software license revenue and total revenue growth for the year, with Data Services products performing less than anticipated and Sonic and Apama products demonstrating solid growth.”
Other Developments
On December 19, 2006, the Board of Directors elected Michael Mark, who is currently serving as an independent member of our Board of Directors, as Non-Executive Chairman of the Board of Directors and appointed Chuck Kane, who joined the board in November, as Chairman of the Audit Committee of our Board of Directors.
In June 2006, we announced that we had received an informal inquiry from the SEC regarding our option-granting practices. On December 19, 2006, the SEC informed us that it had issued a formal order of investigation.
Highlights
DataDirect Technologies announced the launch of XQuery.com (www.xquery.com). The Web site provides software developers and IT architects with a comprehensive resource for navigating the complexity of today’s application architectures via the power of XQuery — the XML Query Language under development by the World Wide Web Consortium (W3C).
http://www.progress.com/xquerylaunch
Progress Software announced that Expedia, Inc., the world’s leading online travel company, has selected Progress Sonic products as the messaging infrastructure for its reservation system.
http://www.progress.com/expedia
Progress Software announced that leading Korean financial IT vendor, Koscom, has selected the Progress® Apama® algorithmic trading platform to enable algorithmic trading on the Korea Exchange (KRX). In addition, Progress and Koscom have entered into a strategic partnership, whereby Koscom will develop a localized version of the Apama platform for distribution in Asia. This partnership makes the Apama platform the first commercial algorithmic trading system available in Korea.
http://www.progress.com/koscom

DataDirect Technologies announced its acquisition of OpenAccess Software, Inc., a provider of development toolkits for rapid development of ODBC and JDBC drivers, as well as ADO.NET and OLE DB providers.
http://www.progress.com/openaccess
Significant New Customer and Partner Wins, New Technology Adoptions, and Major Deployments
Significant new partners and customers adopting technology from Progress Software operating companies, or deploying solutions using Progress technology, include: Federal Retirement Thrift Investment Board, Fidelity Information Services, Gesenu Spa, Global DVD Ltd, Group Mutuel, Hernando County Property Appraiser, IRI Ubiteq, Journal Sentinel Inc., Kuraray Company, Mercedes-Benz USA, Mississippi Lime Company, New York City Housing Authority, Nord-West Oelleitung GMBH, Normah Medical Specialists, Open Integration Incorporate, Operax, Orange Lake Resort & Country Club, Plamatels Corporation, Public School Retirement Systems, Rex Materials Inc., Scottish Power PLC., Shin Nikkei Company Ltd., Sincor, Somerfield Stores Ltd., Sonofon, Star Garment Company Ltd., State of Maryland, T&K Toka Company Ltd., Trust Solutions., Unitrin Services Company, Valley Medial Center, Ventura Foods, Visiting Nurse Service of New York and Vocel Inc.
Significant existing partners and customers adopting technology from different Progress Software operating companies, or making substantial additional deployments of Progress technology, include: A.O. Smith Electrical Products, Alliance One, Altivity Packaging, Banco Hipotecario S.A., BANK DELEN, Banque Privee Edmond de Rothschild, Beneficiência Médica Brasileira, Bolsa Mexicana de Valores, Bristol Group S.A., City of San Francisco, El Comercio Cia.de Seguros, Conseco Services, DBS Bank Ltd., Del Monte Foods, Federal Home Loan Bank, Freedom Mortgage, Homeserve GB Ltd., Imprivata, Inc., Imtac, Inva Spa, Kal Tire, Laboratorios Combix, Micro Electronics Inc., Mikaru, Norfolk Southern, O’Neill Europe, Origin Energy Services Ltd., Ouro Fino Saude Animal Ltda, Purolator Courier Ltd., Quicken Loans, Rakuten Inc., Reimbursement Technologies Inc., Sanmina-SCI, SELESTA S.P.A., Teacher Housing Authority NS, Technological Resources Ltd., Telmex, Tecsidel, Toemda Soriana, Tintas Coral Ltda., Wachovia Corporation, Wells Fargo & Company, Wolf Informatik GmbH, Yui Co. Ltd. and Zacharias Group.
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2007:
•	Revenue is expected to be in the range of $465 million to $475 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.07 to $1.14.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.65 to $1.72.

•	The non-GAAP projections exclude after-tax charges of approximately $15 million (34 cents per share) for stock-based compensation and approximately $11 million (24 cents per share) for amortization of acquired intangibles.

•	The GAAP and non-GAAP projections exclude any costs associated with the stock option inquiry and restatement, shareholder-related litigation and the current or any future investigations by regulatory agencies.
The company is providing the following guidance for the first fiscal quarter ending February 28, 2007:
•	Revenue is expected to be in the range of $110 million to $112 million.

•	GAAP diluted earnings per share are expected to be in the range of 18 cents to 20 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 34 cents to 36 cents.

•	The non-GAAP projections exclude after-tax charges of approximately $4 million (9 cents per share) for stock-based compensation and $3 million (7 cents per share) for amortization of acquired intangibles.

•	The GAAP and non-GAAP projections exclude any costs associated with the stock option inquiry and restatement, shareholder-related litigation and the current or any future investigations by regulatory agencies.
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.
Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.

Conference Call
PSC’s conference call to discuss its fourth quarter results will be Webcast live today at 9:00 a.m. Eastern via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.
About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations; unanticipated consequences of the restatement; the risk that the Nasdaq Stock Market will delist the company’s common stock; risks associated with the SEC’s formal investigation of the company’s option-grant practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Progress, Actional, DataDirect, OpenEdge, Sonic ESB, Apama, EasyAsk, DataDirect Technologies, Shadow, DataXtend, ObjectStore, and Progress OpenEdge are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	November 30,	November 30,	Percent
(In thousands except per share data)	2006	2005	Change

Revenue:
Software licenses	$49,412	$44,084	12%
Maintenance and services	72,782	63,873	14%

Total revenue	122,194	107,957	13%

Costs of revenue:
Cost of software licenses	1,380	2,505
Cost of maintenance and services	16,796	14,048
Amortization of purchased technology	2,378	1,350

Total costs of revenue	20,554	17,903	15%

Gross profit	101,640	90,054	13%

Operating expenses:
Sales and marketing	54,050	43,592
Product development	19,708	15,465
General and administrative	16,358	10,584
Amortization of other acquired intangibles	2,030	1,188
Acquisition-related expenses, net	15	653

Total operating expenses	92,161	71,482	29%

Income from operations	9,479	18,572	(49)%
Other income, net	1,757	1,557

Income before provision for income taxes	11,236	20,129	(44)%
Provision for income taxes	4,332	6,571

Net income	$6,904	$13,558	(49)%

Earnings per share:
Basic	$0.17	$0.34	(50)%
Diluted	$0.16	$0.32	(50)%

Weighted average shares outstanding:
Basic	41,207	39,953	3%
Diluted	43,643	42,962	2%

Non-GAAP Condensed Consolidated Statements of Income

	Three Months Ended November 30, 2006			Three Months Ended November 30, 2005
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Revenue:
Software licenses	$49,412		$49,412	$44,084		$44,084	12%
Maintenance and services	72,782		72,782	63,873		63,873	14%

Total revenue	122,194		122,194	107,957		107,957	13%

Costs and expenses:
Cost of software licenses (1)	1,380	(38)	1,342	2,505	(4)	2,501
Cost of maintenance and services (1) (2)	16,796	(441)	16,355	14,048	(52)	13,996
Amortization of purchased technology	2,378	(2,378)	—	1,350	(1,350)	—

Total costs of revenue	20,554	(2,857)	17,697	17,903	(1,406)	16,497

Gross profit	101,640	2,857	104,497	90,054	1,406	91,460

Operating expenses:
Sales and marketing (1) (2)	54,050	(2,281)	51,769	43,592	(291)	43,301
Product development (1) (2)	19,708	(1,422)	18,286	15,465	(169)	15,296
General and administrative (1) (2)	16,358	(2,012)	14,346	10,584	(202)	10,382
Amortization of other acquired intangibles	2,030	(2,030)	—	1,188	(1,188)	—
Acquisition-related expenses, net	15	(15)	—	653	(653)	—

Total costs and expenses	92,161	(7,760)	84,401	71,482	(2,503)	68,979	22%

Income from operations	9,479	10,617	20,096	18,572	3,909	22,481	(11)%
Other income, net	1,757		1,757	1,557		1,557

Income before provision for income taxes	11,236	10,617	21,853	20,129	3,909	24,038	(9)%
Provision for income taxes	4,332	3,419	7,751	6,571	1,275	7,846

Net income	$6,904	$7,198	$14,102	$13,558	$2,634	$16,192	(13)%

Earnings per share:
Basic	$0.17		$0.34	$0.34		$0.41	(17)%
Diluted	$0.16		$0.32	$0.32		$0.38	(16)%

Weighted average shares outstanding:
Basic	41,207		41,207	39,953		39,953	3%
Diluted	43,643		43,643	42,962		42,962	2%

(1)	Non-GAAP adjustments represent amounts recorded for stock-based compensation in these costs and expenses

(2)	Non-GAAP adjustments also include an accrual for payments to be made to current and former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans and reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2006.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Twelve Months Ended
	November 30,	November 30,	Percent
(In thousands except per share data)	2006	2005	Change

Revenue:
Software licenses	$175,845	$156,846	12%
Maintenance and services	271,218	248,530	9%

Total revenue	447,063	405,376	10%

Costs of revenue:
Cost of software licenses	7,441	8,170
Cost of maintenance and services	61,196	55,752
Amortization of purchased technology	8,150	5,122

Total costs of revenue	76,787	69,044	11%

Gross profit	370,276	336,332	10%

Operating expenses:
Sales and marketing	186,286	158,544
Product development	77,269	64,010
General and administrative	56,571	43,345
Amortization of other acquired intangibles	7,358	4,277
Compensation expense from repurchase of subsidiary stock options	—	2,803
Acquisition-related expenses, net	1,849	3,403

Total operating expenses	329,333	276,382	19%

Income from operations	40,943	59,950	(32)%
Other income, net	4,640	3,099

Income before provision for income taxes	45,583	63,049	(28)%
Provision for income taxes	16,182	16,792

Net income	$29,401	$46,257	(36)%

Earnings per share:
Basic	$0.72	$1.21	(40)%
Diluted	$0.68	$1.12	(39)%

Weighted average shares outstanding:
Basic	40,976	38,227	7%
Diluted	43,269	41,424	4%

Non-GAAP Condensed Consolidated Statements of Income

	Twelve Months Ended November 30, 2006			Twelve Months Ended November 30, 2005
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Revenue:
Software licenses	$175,845		$175,845	$156,846		$156,846	12%
Maintenance and services	271,218		271,218	248,530		248,530	9%

Total revenue	447,063		447,063	405,376		405,376	10%

Costs and expenses:
Cost of software licenses (1)	7,441	(148)	7,293	8,170	(20)	8,150
Cost of maintenance and services (1) (2)	61,196	(1,692)	59,504	55,752	(202)	55,550
Amortization of purchased technology	8,150	(8,150)	—	5,122	(5,122)	—

Total costs of revenue	76,787	(9,990)	66,797	69,044	(5,344)	63,700

Gross profit	370,276	9,990	380,266	336,332	5,344	341,676

Operating expenses:
Sales and marketing (1) (2)	186,286	(8,560)	177,726	158,544	(1,050)	157,494
Product development (1) (2)	77,269	(5,281)	71,988	64,010	(571)	63,439
General and administrative (1) (2)	56,571	(7,387)	49,184	43,345	(902)	42,443
Amortization of other acquired intangibles	7,358	(7,358)	—	4,277	(4,277)	—
Compensation expense from repurchase of subsidiary stock options	—	—	—	2,803	(2,803)	—
Acquisition-related expenses, net	1,849	(1,849)	—	3,403	(3,403)	—

Total costs and expenses	329,333	(30,435)	298,898	276,382	(13,006)	263,376	13%

Income from operations	40,943	40,425	81,368	59,950	18,350	78,300	4%
Other income, net	4,640		4,640	3,099		3,099

Income before provision for income taxes	45,583	40,425	86,008	63,049	18,350	81,399	6%
Provision for income taxes	16,182	13,061	29,243	16,792	9,793	26,585

Net income	$29,401	$27,364	$56,765	$46,257	$8,557	$54,814	4%

Earnings per share:
Basic	$0.72		$1.39	$1.21		$1.43	(3)%
Diluted	$0.68		$1.31	$1.12		$1.32	(1)%

Weighted average shares outstanding:
Basic	40,976		40,976	38,227		38,227	7%
Diluted	43,269		43,269	41,424		41,424	4%

(1)	Non-GAAP adjustments represent amounts recorded for stock-based compensation in these costs and expenses

(2)	Non-GAAP adjustments also include an accrual for payments to be made to current and former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans and reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2006.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	November 30,	November 30,
(In thousands)	2006	2005

Assets
Cash and short-term investments	$241,315	$266,420
Accounts receivable, net	82,762	66,592
Other current assets	36,062	28,192

Total current assets	360,139	361,204

Property and equipment, net	57,585	42,816
Goodwill and intangible assets, net	232,927	132,187
Other assets	19,588	25,508

Total	$670,239	$561,715

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$93,195	$77,428
Short-term deferred revenue	120,974	99,697

Total current liabilities	214,169	177,125

Long-term debt	1,657	1,938
Long-term deferred revenue	6,355	5,068
Other liabilities	3,494	3,580
Shareholders’ equity:
Common stock and additional paid-in capital	197,748	155,205
Retained earnings	246,816	218,799

Total shareholders’ equity	444,564	374,004

Total	$670,239	$561,715

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended November 30,
(In thousands except per share data)	2006	2005

Cash flows from operations:
Net income	$29,401	$46,257
Depreciation, amortization and other noncash charges	48,084	20,934
Tax benefit from stock plans	1,064	17,745
Other changes in operating assets and liabilities	(11,882)	(4,306)

Net cash flows from operations	66,667	80,630
Capital expenditures	(21,738)	(10,909)
Acquisitions, net of cash acquired	(78,040)	(31,488)
Share issuances, net of repurchases	53	43,481
Other	7,953	(6,561)

Net change in cash and short-term investments	(25,105)	75,153
Cash and short-term investments, beginning of period	266,420	191,267

Cash and short-term investments, end of period	$241,315	$266,420